Exhibit 5.1

December 28, 2007

Flotek Industries, Inc.

7030 Empire Central Drive

Houston, Texas 77040

Ladies and Gentlemen:

We have acted as special counsel to Flotek Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on December 28, 2007. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of (i) common stock (the “Common Stock”), (ii) warrants (the “Warrants”), (iii) preferred stock (the “Preferred Stock”), (iv) depositary shares (the “Depositary Shares”), (v) senior debt securities (the “Senior Debt Securities”) and (vi) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), each on terms to be determined at the time of the offering. The Common Stock, Warrants, Preferred Stock, Depositary Shares and Debt Securities are referred to herein collectively as the “Securities.” All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities and guarantees thereof, if any, in the form filed as Exhibit 4.4 to the Registration Statement (the “Senior Indenture”), between the Company and the trustee under such indenture or (ii) an indenture governing subordinated debt securities and the guarantees thereof, if any, in the form filed as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and the trustee under such Indenture. The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such Indenture, as amended and supplemented by a supplemental indenture thereto, among the Company, each guarantor providing a Guarantee of the Debt Securities of such series and the trustee under such Indenture.

In arriving at the opinions expressed below, we have examined the following:

(i) the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date,

(ii) the Registration Statement,

(iii) the Prospectus,

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(iv) the forms of the Indentures filed as Exhibits 4.4 and 4.5 to the Registration Statement; and

(v) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i) any Certificate of Designation in respect of Preferred Stock will be in conformity with the Certificate of Incorporation and Bylaws of the Company and with applicable law,

(ii) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”), the third sentence of Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision;

(iii) any supplemental indenture to either of the Indentures and any resolution of the board of directors of the Company and/or any Officers’ Certificate of the Company executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors of the Company and/or Officers’ Certificate of the Company; and

(iv) the form and terms of such Debt Securities, when established, the form and terms of any Warrant, the form and terms of any Depositary Shares, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of Warrants), the issuance, sale and delivery thereof by the Company, and the incurrence and performance of any issuer’s

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respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Depositary Agreement, or Indentures) in accordance with the terms thereof, will comply with, and will not violate, the Company’s Certificate of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by the depositary, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (a) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to Warrants to be issued under a Warrant Agreement, when (a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.

3. With respect to the Preferred Stock, assuming the (a) taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment (or delivery) of the consideration provided therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, such series of the Preferred Stock will be validly issued, fully paid and nonassessable.

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4. With respect to the Depositary Shares, assuming the (a) taking by the board of the directors of the Company of all necessary corporate action to authorize and approve the terms and issuance of both (i) the applicable series of Preferred Stock represented by the Depositary Shares and (ii) the Depositary Shares, (b) the due authorization and valid execution and delivery of the Depositary Agreement by the Company and the depositary under the Depositary Agreement, and (c) due issuance and delivery to the depositary of the shares of the applicable series of Preferred Stock represented by the Depositary Shares, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, such Depositary Shares will constitute valid and legally binding obligations of the Company.

5. With respect to any series of Debt Securities to be issued under either of the Indentures, when (a) such Indenture has been duly authorized and validly executed and delivered by the Company and the trustee under such Indenture, (b) the applicable supplement, if any, to such Indenture, has been duly authorized and validly executed and delivered by the Company and the trustee under such Indenture, or the applicable resolution of the board of directors of the Company has been duly authorized and validly executed and delivered by the Company, or the applicable Officers’ Certificate of the Company has been validly executed and delivered by a duly authorized officer of the Company, in either case in accordance with the terms of such Indenture, (c) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Company.

Our opinions in paragraphs 2, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company, denominated in a currency other than U.S. Dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other

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currency and would be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. Dollars, but we express no opinion as to the rate of exchange such federal court would apply.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

Doherty & Doherty LLP